UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
June 10, 2022

TIAA REAL ESTATE ACCOUNT
(Exact Name of Registrant as Specified in its Charter)

New York	Not Applicable

(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)
33-92990, 333-263515

(Commission File Number)

c/o Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York 10017-3206

(Address of principal executive offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code): (212) 490-9000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 10, 2022 (the “Closing Date”), Teachers Insurance and Annuity Association of America, on behalf of the TIAA Real Estate Account (the “Company”), entered into a note purchase agreement (“Note Purchase Agreement”) with certain qualified institutional purchasers party thereto (collectively, the “Note Holders”). Under the terms of the Note Purchase Agreement, the Company issued $500,000,000 in aggregate principal amount of debt securities in the form of (a) $300,000,000 in aggregate principal amount of 3.24% series A senior notes due June 10, 2029 (the “Series A Notes”) and (b) $200,000,000 in aggregate principal amount of 3.35% series B senior notes due June 10, 2032 (the “Series B Notes”) (collectively, the “Notes”) to the Note Holders. The Notes, which are unsecured obligations of the Company, were offered and sold by the Company to the Note Holders pursuant to an applicable statutory exemption from the registration requirements under the Securities Act of 1933.

The Note Purchase Agreement and the terms of the Notes permit the Company to use the proceeds of the sale of the Notes for general corporate purposes. The Series A Notes bear interest at the rate of 3.24% per annum from June 10, 2022, and are payable semi-annually in June and December of each year and mature on June 10, 2029. The Series B Notes bear interest at the rate of 3.35% per annum from June 10, 2022, and are payable semi-annually in June and December of each year and mature on June 10, 2032.

Subject to the terms of the Note Purchase Agreement, the Company is obligated to offer to repay the Notes at par (plus accrued and unpaid interest to, but not including, the date of repayment) if certain change of control events occur. Also subject to the terms of the Note Purchase Agreement, the Company may redeem the Notes in whole or in part at any time or from time to time at the Company’s option at par plus accrued interest to the prepayment date and, if redeemed on or before 90 days prior to the applicable maturity date, a make-whole premium.

Pursuant to the terms of the Note Purchase Agreement, the Company has made certain representations and warranties, must pay certain transactional expenses of the Note Holders related to the closing of the Note Purchase Agreement, and must comply with various covenants and reporting requirements to the Note Holders customary for debt securities offerings of this type. Such covenants include financial covenants relating to the Company’s maximum total leverage ratio, fixed charges ratio, unencumbered leverage ratio, minimum unsecured interest coverage ratio and maximum secured debt ratio. The Note Purchase Agreement contains events of default customary for debt securities offerings of this type. Upon the occurrence of certain events of default, including, among others, the Company’s bankruptcy, insolvency, liquidation, or winding up and similar events, the holders of the Notes may, at any time at its or their option, by notice to the Company declare all of the Notes held by it then outstanding to be immediately due and payable.

The foregoing description of the Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Note Purchase Agreement which will be filed with the Company’s Form 10-Q for the fiscal quarter ended June 30, 2022.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIAA REAL ESTATE ACCOUNT

By:	TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

DATE: June 15, 2022	By:	/s/ F. Scott Thomas

F. Scott Thomas, Esq.
Senior Director and Associate General Counsel